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Exhibit B(10)(A)



April 28, 1999

United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Re:       RetireMAP Variable Account
          File No. 333-12507

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 3 to the Form N-4 Registration Statement for the RetireMAP Variable Account. In giving this consent, we do not admit that we are in the category of the persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP

                                        By: /s/ Frederick R. Bellamy
                                           ----------------------------
                                           Frederick R. Bellamy